Exhibit 9.1

EXECUTION VERSION

COMPANY VOTING AGREEMENT

THIS COMPANY VOTING AGREEMENT (this “Agreement”) is entered into as of September 30, 2024, by and among Byline Bancorp, Inc., a Delaware corporation (“Byline”), and those stockholders of First Security Bancorp, Inc. (the “Company”) whose names appear on the signature page of this Agreement (such stockholders collectively referred to in this Agreement as the “Principal Stockholders,” and individually as a “Principal Stockholder”).

RECITALS

A. As of the date hereof, each Principal Stockholder is the owner and has the right to vote the number of shares of the Company’s common stock, $0.01 par value (“Company Common Stock”), as is set forth opposite such Principal Stockholder’s name on the signature page attached hereto.

B. Concurrently herewith, Byline and the Company are entering into an Agreement and Plan of Merger to be dated as of September 30, 2024 (as it may be amended or modified from time to time, the “Merger Agreement”), pursuant to which, on the terms and subject to the conditions set forth in the Merger Agreement, Company will merge with and into Byline, with Byline surviving the Merger.

C. As an inducement to Byline to enter into the Merger Agreement and incur the obligations therein, Byline has required that the Principal Stockholders enter into this Agreement.

D. Each Principal Stockholder believes it is in his, her or its best interest as well as the best interest of the Company for Byline and the Company to consummate the Merger.

AGREEMENTS

In consideration of the foregoing premises, which are incorporated herein by this reference, and the covenants and agreements of the parties herein contained, and as an inducement to Byline to enter into the Merger Agreement and to incur the expenses associated with the Merger, the parties hereto, intending to be legally bound, hereby agree as follows:

Section 1.
Representations and Warranties. Each Principal Stockholder represents and warrants that as of the date hereof, he, she or it: (a) is a record holder of the number of shares of Company Common Stock as is set forth opposite such Principal Stockholder’s name on the signature page attached hereto, free and clear of all voting trusts, voting agreements, proxies, liens, claims, liabilities, security interests or any other encumbrances whatsoever, except for restrictions in favor of Byline pursuant to this Agreement, and except for such transfer restrictions of general applicability as may be provided under the Securities Act and the “blue sky” laws of the various States of the United States; (b) has the power to vote or direct the vote with respect to such shares of Company Common Stock; (c) with respect to any Principal Stockholder that is not a natural person, is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; and (d) has all necessary power and authority to execute, deliver and perform under this Agreement, and such execution, delivery and performance will not violate, or require any filing (other than any disclosure required to be made to the SEC), consent, approval or notice under, any provision of law, or result in the breach of the organizational documents of such Principal Stockholder, if such Principal Stockholder is not a natural person, and any outstanding agreements or instruments to which such Principal Stockholder is a party or is subject, and further represents and warrants that (i) this Agreement has been duly executed and delivered by such Principal Stockholder, (ii) the execution, delivery and performance of this Agreement has been duly authorized by all necessary action, corporate or otherwise, on the part of the Principal Stockholder and (iii) this Agreement is the legal, valid and binding agreement of such Principal Stockholder, and is enforceable against such Principal Stockholder in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors’ rights generally and subject to general principles of equity.
Section 2.
Voting Agreement. Each Principal Stockholder hereby agrees that at any meeting of the stockholders of the Company, and any adjournment or postponement thereof, and in any action by written consent of the stockholders of the Company, such Principal Stockholder shall appear at such meeting or otherwise cause all of the shares of Company Common Stock held by such Principal Stockholder to be counted as present thereat for purposes of calculating a quorum, and vote the shares of Company Common Stock held by such Principal Stockholder and/or with respect to which such Principal Stockholder is entitled to vote (a) in favor of the Merger Agreement and the transactions contemplated by the Merger Agreement, including without limitation, the Merger, (b) against any action or agreement which would result in a breach of any term of, or any other obligation of the Company under, the Merger Agreement or which is reasonably likely to result in any conditions to Byline’s obligations under the Merger Agreement not being fulfilled, and (c) against any action or agreement which would impede or materially delay or interfere with the transactions contemplated by the Merger Agreement. Each Principal Stockholder agrees that the Company shall be authorized to include in any proxy or material transmitted to stockholders of the Company, a statement to the effect that the Principal Stockholder is a party to this Agreement and has committed to vote in favor of the transactions contemplated by the Merger Agreement.
Section 3.
Additional Covenants. Except as required by Law (as defined in the Merger Agreement) each Principal Stockholder agrees that he, she or it will:
(a)
not, except to the extent contained in this Agreement or permitted under the Merger Agreement, directly or indirectly sell, transfer, tender, assign, hypothecate or otherwise dispose (including by operation of law) of, or create any security interest, lien, claim, pledge, option, right of first refusal, agreement or limitation on such Principal Stockholder’s voting rights, or charge or other encumbrance of any nature whatsoever, grant any proxies, deposit any shares of Company Common Stock into a voting trust or enter into a voting agreement with respect to any shares of Company Common Stock other than (i)(A) any transfer made for estate planning purposes or to a charitable institution for philanthropic purposes or (B) any transfer to an Affiliate of such Principal Stockholder, but only if, in each case, prior to the effectiveness of such transfer, the transferee agrees in writing to be bound by the applicable terms hereof and notice of such transfer is provided to Byline, (ii) a transfer pursuant to any trust or will of such Principal Stockholder or the laws of intestate succession or (iii) a transfer solely in connection with the payment of the exercise price and/or the satisfaction of any tax withholding obligations arising

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from the exercise of any equity awards, stock options, warrants or the conversion of any convertible securities;
(b)
not solicit, initiate or knowingly encourage any inquiries or proposals for an Acquisition Proposal (as defined in the Merger Agreement);
(c)
not vote or execute any written consent to rescind or amend in any manner any prior vote or written consent to approve or adopt the Merger Agreement or any of the transactions contemplated thereby; and
(d)
execute and deliver such additional instruments and documents and take such further action as may be reasonably necessary to effectuate and comply with his, her or its respective obligations under this Agreement.
Section 4.
No Dissent. Each Principal Stockholder hereby waives, and agrees that he, she or it will not exercise, any rights of dissent or appraisal provided under the Merger Agreement, any applicable laws (including the Delaware General Corporation Law, as amended) or otherwise in connection with the approval of the Merger or any of the other transactions contemplated by the Merger Agreement.
Section 5.
Termination. Notwithstanding any other provision of this Agreement, Section 1, Section 2, Section 3, Section 4 and Section 8 of this Agreement shall automatically terminate and be of no further force and effect on the earlier of: (a) the Effective Time (as defined in the Merger Agreement) and (b) the date of termination of the Merger Agreement in accordance with its terms. Notwithstanding the foregoing, nothing herein shall relieve any party hereto from liability for any breach of this Agreement prior to any such termination.
Section 6.
Amendment and Modification. This Agreement may be amended, modified or supplemented at any time by the written approval of such amendment, modification or supplement by Byline and all of the Principal Stockholders.
Section 7.
Entire Agreement. This Agreement evidences the entire agreement among the parties hereto with respect to the matters provided for herein and there are no agreements, representations or warranties with respect to the matters provided for herein other than those set forth herein and in the Merger Agreement and any written agreements related thereto. Except for the Merger Agreement, this Agreement supersedes any agreements among any of the Principal Stockholders and Byline concerning the voting, acquisition, disposition or control of any shares of Company Common Stock.
Section 8.
Representations and Warranties of Byline. Byline has the right, power and authority to execute and deliver this Agreement; such execution and delivery will not violate, or require any consent, approval or notice under, any provision of law or result in the breach of any outstanding agreements or instruments to which Byline is a party or is subject; and this Agreement has been duly executed and delivered by Byline and constitutes a legal, valid and binding agreement of Byline, enforceable in accordance with its terms.
Section 9.
Informed Action. Each Principal Stockholder acknowledges that he, she or it has had an opportunity to be advised by counsel of his, her or its choosing with regard to this

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Agreement and the transactions and consequences contemplated hereby. Each Principal Stockholder further acknowledges that he, she or it has received a copy of the Merger Agreement and is familiar with its terms.
Section 10.
Severability. The parties agree that if any provision of this Agreement shall under any circumstances be deemed invalid or inoperative, this Agreement shall be construed with the invalid or inoperative provisions deleted and the rights and obligations of the parties shall be construed and enforced accordingly.
Section 11.
Notices. All notices, requests, claims, demands, and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a portable data file (pdf) of the document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient; or (d) on the fifth (5th) day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 11):

If to Byline, to:

Byline Bancorp, Inc.
180 N. LaSalle Street
Chicago, IL 60601
Attention: Alberto J. Paracchini
Facsimile: (773) 244-7075
E-mail: aparacchini@bylinebank.com

with copies, which shall not constitute notice, to:

Vedder Price P.C.
222 N. LaSalle Street
Chicago, IL 60601
Attention: Daniel C. McKay, II
Facsimile: (312) 609-5005
E-mail: dmckay@vedderprice.com

If to a Principal Stockholder, to the mailing address, e-mail address or facsimile number set forth for such Principal Stockholder on the signature page hereof

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with copies, which shall not constitute notice, to each of:

First Security Bancorp, Inc.
7315 W. Grand Avenue
Elmwood Park, IL 60707
Attention: Glen Hoch and Wade Wacholz
E-mail: ghoch@fstsb.com and wade.wacholz@wirtzcorp.com

Section 12.
Counterparts; Facsimile/PDF Signatures. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed and accepted by facsimile or portable data file (pdf) signature and any such signature shall be of the same force and effect as an original signature.
Section 13.
Governing Law; Venue; Waiver of Jury Trial. All questions concerning the construction, validity and interpretation of this Agreement and the performance of the obligations imposed by this Agreement shall be governed by the internal laws of the State of Delaware applicable to Contracts made and to be performed in such state without regard to conflicts of laws. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts located in Delaware solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby, and hereby waives, and agrees not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said court or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such court, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided under Section 11 or in such other manner as may be permitted by applicable law shall be valid and sufficient service thereof. EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, TO IT THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS SET FORTH HEREIN.

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Section 14.
Successors; Assignment. This Agreement shall be binding upon and inure to the benefit of Byline, and its directors and officers, successors and permitted assigns, and the Principal Stockholders and their respective directors and officers, successors and assigns, executors, personal representatives, administrators, heirs, legatees, guardians and other legal representatives. This Agreement shall survive the death or incapacity of any Principal Stockholder.
Section 15.
Directors and Officers. The parties hereto acknowledge that each Principal Stockholder is entering into this Agreement solely in his, her or its capacity as a stockholder of the Company and, notwithstanding anything to the contrary in this Agreement, nothing in this Agreement is intended or shall be construed to require any Principal Stockholder, in his or her capacity as a director and/or officer of the Company and/or First Security Trust and Savings Bank, as applicable, to act or fail to act in accordance with his, her or its fiduciary duties in such director and/or officer capacity. Furthermore, no Principal Stockholder makes any agreement or understanding herein in his, her or its capacity as a director and/or officer of the Company and/or First Security Trust and Savings Bank. For the avoidance of doubt, nothing in this Agreement shall restrict the Company and the Company Board from taking any action permitted by and in accordance with Section 6.2 or Section 6.8 of the Merger Agreement.
Section 16.
Specific Enforcement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement individually, or have caused this Agreement to be executed by their respective officers, on the day and year first written above.

BYLINE BANCORP, INC. /s/ Alberto J. Paracchini By: Alberto J. Paracchini Its: President

PRINCIPAL STOCKHOLDERS	NUMBER & CLASS OF SHARES OWNED
/s/ Arthur Michael Wirtz III Signature Arthur Michael Wirtz III Printed Name	59,221 Common
WRW FSB TRUST /s/ Daniel R. Wirtz Signature Daniel R. Wirtz, Trustee Printed Name	113,402 Common
EVW 1937 FSB TRUST /s/ Daniel R. Wirtz Signature Daniel R. Wirtz, Trustee Printed Name	65,014 Common

(Signature Page to Company Voting Agreement, continued)

EVW FSB TRUST /s/ Daniel R. Wirtz Signature Daniel R. Wirtz, Trustee Printed Name	66,174 Common

(Signature Page to Company Voting Agreement, continued)